Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTS RECORD THIRD QUARTER REVENUE
Total Revenue Increase of 269%;
Initial US treatments have begun, New President, Shri Parikh, to Discuss on Conference Call at 10 am

SUWANEE, GA, November 20, 2018 – SANUWAVE Health, Inc. (OTCQB: SNWV) reported financial results for the three months ended September 30, 2018 with the SEC yesterday, November 19, 2018 and will provide a business update on a conference call today, Tuesday, November 20, 2018 at 10:00 a.m. Eastern Time.

Highlights of the third quarter and recent weeks:

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Record total revenue for the third quarter of 2018 was $595,789, up 269% from the third quarter of 2017.

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Initial US treatments started in the third quarter.

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Holistic Wellness Alliance PTE. LTD has been incorporated in Singapore with Johnfk Medical Inc. (“FKS”) for the manufacture, sale and distribution of the Company’s dermaPACE® and orthoPACE® devices covering 11 countries in Southeast Asia.

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Third quarter medical conference attendance activity for the Company was 9 major medical shows with resounding success.

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Social media launch by Premier Shockwave Wound Care targeting dermaPACE® for VA, Military and I.H.S. markets.

             We began the year with the following stated goals for 2019:  accelerating growth through the year, establish partners in specific channels, establish partners to help finance growth in medical equipment placement, hire senior management to lead the wound care team, add new countries to our distribution platform, and prepare and be ready to scale once our reimbursement tracking codes are in effect.  Through the third quarter we are on track to achieve and exceed these goals. Our record revenue came from planting the seeds for success in prior quarters and fortunately, we have been planting more seeds so we feel confident we will continue to see this growth continue.  What is most exciting is the wound industry buzz around the dermaPACE product.  Having attended 9 trade shows in the past few months, we believe that we are becoming one of the hot new products in the wound care space.  This has the added benefit of attracting talented industry professionals who want to be part of SANUWAVE as we enter this next growth phase.  We have much work to do but are proud of the accomplishments achieved year to date and feel confident in our growth plans for the remainder of this year and entering 2019.

Conference Call

The Company will host a conference call on Tuesday, November 20, 2018, beginning at 10AM Eastern Time to discuss the third quarter financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-8033 (U.S.) or 201-689-8033 (international) or via webcast at http://www.investorcalendar.com/event/41390.

A replay of the conference call will be available beginning two hours after its completion through December 4, 2018, by dialing 877-481-4010 (U.S.) or 919-882-2331 and entering PIN #41390 and a replay of the webcast will be available at http://www.investorcalendar.com/event/41390 until February 20, 2019.

Third Quarter Financial Results

Revenues for the three months ended September 30, 2018 were $595,789, compared to $161,585 for the same period in 2017, an increase of $434,204, or 269%. Revenues resulted primarily from higher sales in Southeast Asia and Europe of our dermaPACE and orthoPACE devices and related applicators. In addition, revenues for 2018 include revenue recognized per Topic 606 from distribution licensing agreement in Southeast Asia with our joint venture partner, FKS.

Research and development expenses for the three months ended September 30, 2018 were $661,736, compared to $266,837 for the same period in 2017, an increase of $394,899, or 148%. Research and development costs include payments to third parties that relate to our products in clinical development and employee costs (salaries, payroll taxes, benefits, and travel) for employees of the regulatory affairs, quality assurance, and research and development departments. The increase in research and development expenses was due to higher salary and benefit expenses related to new hires, accrual of bonus, stock-based compensation expense related to stock options issued in September 2018 and higher travel costs.

General and administrative expenses for the three months ended September 30, 2018 were $2,415,106, as compared to $475,377 for the same period in 2017, an increase of $1,939,729, or 408%. The increase in general and administrative expenses was due to increased headcount, stock-based compensation expense related to stock options issued in September 2018, higher travel costs, accrual of bonus, and higher consultant fees related to the commercialization of dermaPACE.

Net loss for the three months ended September 30, 2018 was $825,142, or ($0.01) per basic and diluted share, compared to a net loss of $851,325, or ($0.01) per basic and diluted share, for the same period in 2017, a decrease in the net loss of $26,183. The decrease in the net loss for 2018 was primarily due to gain on warrant valuation adjustment which was partially offset by higher general and administrative expenses as noted above as well as higher interest expense related to convertible promissory notes.

Nine Months ended September 30, 2018 Financial Results

Revenues for the nine months ended September 30, 2018 were $1,393,271, compared to $422,199 for the same period in 2017, an increase of $971,072, or 230%. Revenues resulted primarily from sales in the United States and Europe of our dermaPACE and orthoPACE devices and related applicators. The increase in revenues for 2018 was due to the higher sale of devices and both new and refurbished applicators in the United States, Southeast Asia and Europe as compared to the same period in 2017.

Research and development expenses for the nine months ended September 30, 2018 were $1,379,517, compared to $965,084 for the same period in 2017, an increase of $414,433, or 43%. Research and development costs include payments to third parties that relate to our products in clinical development and employee costs (salaries, payroll taxes, benefits, and travel) for employees of the regulatory affairs, quality assurance, and research and development departments. The increase in research and development expenses was due to increased salary and benefits related to new hires, stock-based compensation expense for stock options issued to new hires and in September 2018, accrual of bonus, and consulting fees related to reimbursement strategy which was partially offset by lower consultant costs related to the FDA submission and follow up.

General and administrative expenses for the nine months ended September 30, 2018 were $5,391,511, as compared to $1,875,891 for the same period in 2017, an increase of $3,515,620, or 187%. The increase in general and administrative expenses was due to the hiring of a president and human resources director and the related stock-based compensation expense for stock options issued, stock-based compensation for options issued in September 2018, higher travel costs, accrual of bonus, recruiting fees for open positions, higher legal and accounting fees related to SEC filings and higher consultant fees related to the commercialization of dermaPACE.

Net loss for the nine months ended September 30, 2018 was $9,570,056, or ($0.06) per basic and diluted share, compared to a net loss of $2,760,794, or ($0.02) per basic and diluted share, for the same period in 2017, an increase in the net loss of $6,809,262. The increase in the net loss for 2018 was primarily due to higher general and administrative expenses as noted above as well as higher interest expense related to convertible promissory notes.

Cash and cash equivalents decreased by $657,873 for the nine months ended September 30, 2018 and decreased by $93,345 for the nine months ended September 30, 2017. For the nine months ended September 30, 2018 and 2017, net cash used by operating activities was $2,271,566 and $944,831, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations. The increase of $1,326,735 in the use of cash for operating activities for the nine months ended September 30, 2018, as compared to the same period for 2017, was primarily due to the increased operating expenses and increased receivables in 2018. Net cash used by investing activities for the nine months ended September 30, 2018 consisted of purchase of property and equipment of $32,171. Net cash provided by financing activities for the nine months ended September 30, 2018 was $1,663,063, which consisted of $1,159,785 from the issuance of convertible promissory notes, $38,528 from the exercise of warrants, $136,000 net increase in line of credit, $184,750 from the issuance of short term notes payable and $144,000 from an advance from related party. Net cash provided by financing activities for the nine months ended September 30, 2017 was $844,683, which consisted of $751,616 from advances from related parties and $93,067 from exercise of warrants.

Quarterly Report on Form 10-Q for Q3 2018

On November 15, 2018, the Company filed a Notice of Late Filing with regards to its Quarterly Report on Form 10-Q (the “Form 10-Q”) for its third quarter of fiscal 2018 with the Securities and Exchange Commission (SEC). The compilation, verification and review by management of the information and disclosure required to be presented in the Form 10-Q requires additional time, which renders the timely filing of the Form 10-Q impracticable without undue hardship and expense to the Company. The Company filed its Form 10-Q for the third quarter of 2018 today, November 19, 2018.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, received US FDA clearance in December 2017 for the treatment of Diabetic Foot Ulcers. dermaPACE is the only Extracorporeal Shockwave Technology (ESWT) device cleared or approved in the US for the treatment of DFUs. Internationally, dermaPACE is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand, and South Korea. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, the filing by the Company of periodic reports with the SEC, including its Quarterly Report on Form 10-Q for the Company’s third quarter of fiscal 2018, and the timing thereof, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
CEO & Chairman
978-922-2447
investorrelations@sanuwave.com